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                                                                    EXHIBIT 23.1











                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS






                  We consent to the use of the name of this firm and of certain information contained in our reserve report dated December 31, 1999, prepared for Mariner Energy, Inc. ("Mariner"), in Mariner's Annual Report on Form 10-K for the year ended December 31, 1999.




                                        /s/ RYDER SCOTT COMPANY
                                             PETROLEUM ENGINEERS




                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS


Houston, Texas
March 30, 2000